SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 26, 2012

Cellynx Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

4014 Calle Isabella

San Clemente, California

92672

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 305-5290

25910 Acero, Suite 370

Mission Viejo, California 92691

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ADDENDUM TO AGREEMENTS BETWEEN 5BARz INTERNATIONAL, INC. AND CELLYNX GROUP, INC.

On March 26, 2012, the Registrant, Cellynx Group, Inc., a Nevada corporation, (“Cellynx”), entered into an Addendum Agreement with 5Barz International, Inc. (“5BARz”) related to a set of agreements dated October 5, 2010 and assigned to 5BARz on December 30, 2010. These Agreements are comprised of an “Asset Purchase Agreement”, an “Amended and Restated Master Global Marketing and Distribution Agreement” and a “Revolving Line of Credit Agreement”.

The addendum agreement attached hereto as Item 9.01, Exhibit “A” provides a summary of those amendments along with the prior and revised agreements. Pursuant to the terms of that addendum agreement, the Companies’ increased the percentage of the Intellectual Property comprising the 5BARz technology sold by the registrant to 5BARz International, Inc. from a 50% interest to a 60% interest. In addition, the Registrant agreed to the acceptance of 9,000,000 common shares in the capital of 5BARz International, Inc. at a deemed value of $0.20 per share, aggregating $1,800,000 as payment in full for the intellectual property sold, and has also therein clarified that the ownership interest does represent that proportionate interest in income earned from that intellectual property.

The terms of that “Revolving Line of Credit Agreement” have been further revised to be convertible into common stock on a basis consistent with other debt agreements recently entered into by Cellynx Group, Inc., and more fully articulated in Item 9.01, Exhibit “A” attached hereto. In addition the aggregate commitment of the Revolving Line of Credit Agreement which has a balance due of $596,200 at the date of this agreement has been amended such that the aggregate advances will be up to $2.2 Million Dollars and that those additional advances may be requested and advanced up to the maturity date of October 5, 2013.

In furtherance to the acquisition of the intellectual property under the “Asset Purchase Agreement” the Registrant has also assumed all responsibilities for the future, protection and prosecution of rights under the patents and patent applications as provided there-under.

The addendum agreement has further clarified and made current the summary of intellectual property which is sold under the terms of the “Asset Purchase Agreement” as provided in the schedule of intellectual property provided therein. Further the addendum agreement has deleted the right of first refusal for Cellynx Group, Inc. to reacquire that intellectual property.

Finally, the addendum agreement has restated the date of initial interest to be paid by the registrant under the terms of the Revolving Line of Credit from October 1, 2011 to October 1, 2012.

ITEM 2.01 - COMPLETION OF DISPOSITION OF ASSETS

As provided herein, Cellynx Group, Inc. has completed the disposition of a 60% interest in the intellectual property comprising the 5BARz technology in exchange for the receipt of 9,000,000 common shares of 5BARz International, Inc.

ITEM 3.01 – UNREGISTERED SALES OF EQUITY SECURITIES

On March 29, 2012 the Company issued 350,0000,000 common shares to 5BARz International, Inc. pursuant to the terms of the convertible promissory note attached hereto in Exhibit 9.01 (A). This conversion of $73,500 is part of the $596,200 advanced to the Company by 5BARz International, Inc. under the terms of a revolving line of credit, leaving a balance of $522,700. This sale of shares represents 50.8% of the issued and outstanding shares in the capital of the Company.

2

On March 29, 2011, two founding shareholders of Cellynx Group, Inc. Mr. Daniel Ash and Mr. Tareq Risheq, also sold in aggregate 63,412,638 shares to 5Barz International Inc., raising the 5Barz International, Inc. equity interest in Cellynx to 60%.

ITEM 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION

On March 23, 2012 the Company filed an amendment to the articles of incorporation with the State of Nevada, such that the Authorized capital was amended from 500,000,000 shares at a stated or par value of $0.001 per share, to Authorized capital of 1,000,000,000 shares at a stated or par value of $0.001 per share.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Addendum Agreement (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2012

Cellynx Group, Inc.

	By:	/s/ Norman W. Collins
Norman W. Collins CEO

3